May 2007
In my recent letter following the release of our fourth quarter and year-end results, I reflected on the challenges we were facing. While those challenges continued into our first quarter, I am pleased with the progress we have made in building a diverse revenue base and moving the Company forward with our strategies to define and refine our future.
For the first quarter of 2007, Winland Electronics reported revenue of $9.3 million, an increase of 13.4 percent compared to the first quarter of 2006. This growth was directly due to our efforts to build sales revenue and a more diversified customer base. It is important to note that we were able to grow sales even as our largest customer of the past several years, Select Comfort, completed its plan to move one half of its business to a second source. Despite this growth and the replacement of Select Comfort’s business, revenues in our core electronic manufacturing services business were not up to our expectations as several customers pushed back orders into future quarters. This shift did not allow us sufficient time to adjust our operations and manage expenses. I remain pleased, however, with the consistency of our book of business and remain confident this situation will improve as our new customers settle in and other new customers are added.
We are planning to expand into new markets as well. We completed our first medical design product and have two more in the design process. This opens us up to a new and substantial market, one which we had not accessed in the past. We also added six new customers during 2006 with 57 new line items, continuing to grow our customer base and increase customer diversity in our EMS business. In fact, over the last four years, we have experienced a compound annual growth rate of approximately 20 percent.
For many quarters now, I have discussed the margin pressure we are experiencing. We have overcome this challenge better than most in our industry by offering additional value to our customers. The reasons for pressure on our margins are many, including competition both domestically and overseas. We continue to look for ways to add additional value to our offerings, enabling us to command higher EMS margins; however, the most promising long-term answer lies in our proprietary line of products, our “critical environment sensors and controls” business.
As promised, we began the work of building a more defined, and more substantial, business model for our proprietary products. We believe this effort will dominate the first half of 2007, and we expect to begin seeing the benefits in the second half of the year. For perspective, during 2005 and 2006, we spent considerable resources in refreshing and re-invigorating our core products and developing and testing core technologies for future products. During this timeframe, we also explored a number of vertical markets that could utilize these critical environment products such as coolers, freezers in convenient stores, coolers/freezers used to store medical supplies and materials and cellular telephone tower sites. We completed valuable marketing reviews to determine the needs of these promising areas and began further product development efforts and business alignment activities in the first quarter of 2007. We also continued our work at expanding sales and marketing efforts in the European electronic security market during the first quarter, adding 35 new distribution outlets. We strengthened our relationships with our largest domestic distributor, ADI North America, by beginning to sell our products through its newly established European counterpart, ADI International Gardner Group. This new distributor brings a total of 110 locations in 21 countries and is the largest security equipment distributor in Europe, Russia and South Africa. Simultaneously, we have also begun an advertising campaign in Europe. This resulted in higher expenses; however, we continue to view the European market as our key near-term growth opportunity for our proprietary products. Our investments will continue throughout 2007, both in R&D expenditures and sales and marketing expenses, as we are committed to this effort to drive growth and add to profitability. I can also divulge that we are working on new and exciting products utilizing technologies we have been developing and testing over 2006 directly related to the rapidly growing machine-to-machine wireless communications space. Our plans include the release of these new proprietary products and technology solutions in early 2008.
We made the decision to discontinue our DC motor control business during the first quarter based on the product line’s under-performance and the fact that it had become a distraction to our core vision of growing our proprietary technology in a critical environment monitoring business while advancing the technology of our EMS services. Additional inventory write-offs also occurred tied to customers with whom we will no longer do business or products we will no longer produce. We incurred a $275,000 obsolete inventory expense to dispose of inventory for our DC motor controls product line, customer disengagements, and we also increased our allowance for obsolete inventory by $81,000 to $271,000. The adjustment to the allowance for obsolete inventory was made due to the shift in business from one major customer to several smaller customers. This adjustment in our obsolete inventory allowance, coupled with the revenue mix and the variance versus our budget, resulted in a net loss for the Company.
Make no mistake; we are not satisfied with the first quarter results. I am not satisfied, and nobody on the Winland team is happy with the status quo. But improvement requires more than just growing sales and expanding markets. We must improve our efficiency on an operational basis through efforts such as Lean and Six Sigma. We must grow our proprietary product business to expand our profit margins. We are committed to accomplishing these tasks and building sustainable profitability and shareholder value.
I thank you for your continued support.
Sincerely,
Lorin Krueger
President & CEO
Cautionary Statements
Certain statements contained in this letter and other written and oral statements made from time to time by the company do not relate strictly to historical or current facts. As such, they are considered forward-looking statements, which provide current expectations or forecasts of future events. The statements included in this letter with respect to (i) Mr. Krueger’s confidence that the current situation will improve as new customers settle in and other new customers are added; (ii) our expectation that we will begin to see benefits in the second half of 2007 from building a more defined, and more substantial business model for our proprietary products; (iii) continued investments in 2007 in R&D and sales and marketing expenditures; and (iv) a new product to be launched in 2008, are forward looking statements. These statements involve a variety of risks and uncertainties, known and unknown, that may cause actual results to vary materially from those contemplated by such forward looking statements. These risks and uncertainties include, among others, the risks that (i) we will be unsuccessful in adding new customers for both our EMS business and our proprietary products due to intense competition from larger, better-financed competitors located in the U.S. and abroad; (ii) we will be unable to increase sales of our existing proprietary products or develop or obtain new proprietary products due to lack of market acceptance of existing or new products, price competition or other factors, (iii) competition may force the Company to continually develop or revise products thereby causing a long-term increase in costs relating to new or revised products; and (iv) the scheduled 2008 release of our new product may be delayed due to unanticipated difficulties in the development or manufacturing process. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

WINLAND ELECTRONICS, INC.
CONDENSED BALANCE SHEETS
 (In Thousands of Dollars)

	March 31, 2007		December 31, 2006
	(Unaudited)
ASSETS

Current Assets
Cash		$—		$51
Accounts receivable, net		4,959		5,165
Refundable income taxes		287		237
Inventories
Raw materials	5,511		4,881
Work in process	404		327
Finished goods	1,878		1,976
Allowance for obsolete inventory	(271)		(190)

Total inventories		7,522		6,994
Prepaid expenses		450		360
Deferred income taxes		278		278

Total current assets		13,496		13,085

Other Assets		3		3

Property and Equipment, at cost:
Total property and equipment		12,038		11,754
Less accumulated depreciation		(6,198)		(5,975)

Net property and equipment		5,840		5,779

Total assets		$19,339		$18,867

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Revolving line of credit agreement		$2,736		$1,924
Current maturities of long-term debt		662		627
Accounts payable		2,744		2,830
Accrued expenses:
Compensation		569		673
Other		376		323

Total current liabilities		7,087		6,377

Long Term Liabilities
Long-term debt, less current maturities		1,680		1,706
Deferred income taxes		255		255
Deferred revenue		144		146

Total long-term liabilities		2,079		2,107

Stockholders’ Equity
Common Stock		36		36
Additional paid-in capital		4,485		4,429
Retained earnings		5,652		5,918

Total stockholders’ equity		10,173		10,383

Total liabilities and stockholders’ equity		$19,339		$18,867

WINLAND ELECTRONICS, INC.
CONDENSED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)
(Unaudited)

	For the Quarter Ended March 31,
	2007	2006
Net sales	$9,300	$8,199
Cost of sales	8,094	6,539

Gross profit	1,206	1,660

Operating expenses:
General and administrative	659	593
Sales and marketing	428	414
Research and development	461	147

	1,548	1,154

Operating income (loss)	(342)	506

Other income (expenses):
Interest expense	(81)	(28)
Other income, net	13	8

	(68)	(20)

Income before income taxes	(410)	486

Income tax expense	143	(175)

Net income (loss)	$(267)	$311

Earnings (loss) per common share:
Basic	$(0.07)	$0.09
Diluted	$(0.07)	$0.09

Weighted-average number of common shares outstanding:
Basic	3,600,347	3,534,316
Diluted	3,600,347	3,646,013

1950 Excel Drive Mankato, MN 56001

FIRST QUARTER 2007 RESULTS

Investor information Symbol/Exchange: WEX/Amex Transfer agent Registrar & Transfer Cranford, NJ 07016 800-368-5948 Investor relations contacts Hayden Communications Brett Maas, Partner
500 Fifth Avenue, Suite 2240 New York, NY 10110 646/536-7331 www.haydenir.com	Lorin Krueger, President & CEO Linda Annis, Manager of Administration Winland Electronics, Inc. 1950 Excel Drive Mankato, MN 56001 507/625-7231 www.winland.com